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                                                                  Exhibit (g)(4)

                               CUSTODY AGREEMENT
                         (Capital Opportunities Fund)


The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH 45265


Gentlemen:

          Pursuant to Article XIV, Paragraph 14.4, of the Custody Agreement dated May 28, 1993 that we have entered into with you, we are writing to request that you render custody services under the terms of said Agreement with respect to the Capital Opportunities Fund, an additional portfolio which we are establishing. Your compensation for the services provided under said Agreement for said additional portfolio shall be determined in accordance with the Exhibit C attached to said Agreement. Please execute a copy of this letter where indicated to signify your agreement to provide said services.


                                     Sincerely,

Dated: July 5, 2000                  M.S.D. & T. FUNDS, INC.


                                     By: /s/ Leslie B. Disharoon
                                         -----------------------

                                     Name: Leslie B. Disharoon
                                           ---------------------

                                     Title: President
                                            --------------------


ACKNOWLEDGED AND AGREED:

THE FIFTH THIRD BANK


By: /s/ David R. Lofland, Jr.        dated: July 5, 2000
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Name: David R. Lofland, Jr.
      -----------------------

Title: Vice President
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